Exhibit 10.9

WAIVER AND SECOND AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Waiver and Second Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 4th day of April, 2022, by and among (a) SILICON VALLEY BANK (“Bank”) and (b) (i) PLASTIQ INC., a Delaware corporation (“Plastiq”), (ii) PLV INC., a Delaware corporation (“PLV,” and together with Plastiq, “U.S. Borrower”), and (iii) PLASTIQ CANADA INC., a corporation continued under the laws of the Province of British Columbia (“Canadian Borrower”) (hereinafter, Canadian Borrower and U.S. Borrower are jointly and severally, individually and collectively, referred to as “Borrower”), whose address is 360 9th Street, San Francisco, California 94103.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of February 8, 2021, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of July 7, 2021 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) waive the Stated Defaults (as hereinafter defined) and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“ “Revolving Line Maturity Date” is April 4, 2022.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) except as set forth on Schedule 1 hereof, the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default (other than the Stated Defaults) has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 Except as set forth on Schedule 2 hereof, the organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or material regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made, other than as contemplated by this Amendment; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Waiver. Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with (i) the Remaining Months Liquidity financial covenant set forth in Section 6.7(a) for the months ended August 31, 2021, October 31, 2021 and November 30, 2021 and (ii) the Gross Profit financial covenant set forth in Section 6.7(b) for the calendar quarters ended March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 (collectively, the “Stated Defaults”). Bank’s waiver of the Stated Defaults is a one-time waiver that shall apply only to the foregoing specific periods. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

6. [Reserved].

7. Release by Borrower:

A. FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B. In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C. By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D. This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E. Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1 Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

2 Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

3 The terms of this Amendment are contractual and not a mere recital.

4 This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

5 Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		PLASTIQ INC.

By:	/s/ Erin Florence	By:	/s/ Eliot Buchanan
Name: Erin Florence		Name: Eliot Buchanan
Title: Vice President		Title: Chief Executive Officer

PLV INC.

		By:	/s/ Eliot Buchanan
Name: Eliot Buchanan
Title: Secretary

PLASTIQ CANADA INC.

		By:	/s/ Eliot Buchanan
Name: Eliot Buchanan
Title: Director, President & Secretary